UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 11, 2016

AUTHENTIDATE HOLDING CORP.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER: 0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 Centennial Drive

Gainesville, GA 30504

(Address and zip code of principal executive offices)

1-888-661-0225

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As previously reported, on January 27, 2016, Peachstate Health Management LLC, d/b/a AEON Clinical Laboratories (“AEON”) was merged (the “Merger”) into a newly formed acquisition subsidiary of Authentidate Holding Corp. (the “Company”) pursuant to a definitive Amended and Restated Agreement and Plan of Merger, dated as of January 26, 2016 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, among other thing, within three days after the date that the Company obtains approval of its stockholders for the issuance of additional shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company in excess of 19.9%, the Company will issue to the former AEON members additional shares of Common Stock representing an additional 5.0% of the issued and outstanding shares of the Common Stock (rounded to the nearest whole share) as of the close of business on the business day immediately prior to the closing date of the Merger. As a result of the approval of Proposal 1, which is described in Item 5.07 of this Current Report on Form 8-K and is incorporated into this Item 3.02 by reference, by the stockholders of the Company at the Special Meeting (as defined below), the Company issued to the former members of AEON an aggregate of 240,711 shares of Common Stock. The Common Stock issued by the Company was issued in a private placement exempt from registration under Section 4(a)(2) of the Act, because the offer and sale of such securities does not involve a “public offering” as defined in Section 4(a)(2) of the Securities Act, and other applicable requirements were met.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2016, at the Special Meeting of Stockholders (the “Special Meeting”) of the Company, the Company’s stockholders approved an amendment to the Authentidate Holding Corp. 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) to increase the number of authorized shares of Common Stock that may be issued under the 2011 Plan by 1,000,000. A description of the 2011 Plan is set forth in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 17, 2016 (the “Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the Company’s stockholders at the Special Meeting:

1. The approval of the issuance of shares of Common Stock in connection with earn-out payments that may become payable in the future to former members of AEON.

2. The approval of an amendment to the Company’s certificate of incorporation, as amended, to change its name to “Aeon Global Health Corp.”

3. The approval of an amendment to the 2011 Plan to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder by 1,000,000 shares.

4. The authorization of an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1, 2 or 3.

For more information about the foregoing proposals, see the Proxy Statement.

Holders of the shares of Common Stock are entitled to one vote per share. With respect to Proposal 1, the former members of AEON were not entitled to vote any shares of Common Stock received at the closing of the Merger.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

Proposal 1. A proposal to approve the issuance of shares of Common Stock in connection with earn-out payments that may become payable in the future to former members of AEON. The proposal was approved and results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
2,068,096	96,509	19,031	1,741,214

Proposal 2. A proposal to approve an amendment to the Company’s certificate of incorporation, as amended, to change its name to “Aeon Global Health Corp.” The proposal was approved and results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
4,735,434	120,170	27,276	0

Proposal 3. A proposal to approve an amendment to the 2011 Plan to increase the number of shares of the Company’s Common Stock authorized for issuance thereunder by 1,000,000 shares. The proposal was approved and results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
2,630,530	502,023	9,113	1,741,214

Proposal 4. A proposal to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of any of Proposals 1, 2 or 3. The proposal was approved and results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
4,684,951	168,753	29,176	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Authentidate Holding Corp. 2011 Omnibus Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.
(Registrant)

Date: July 13, 2016	By:	/s/ Richard Hersperger
Richard Hersperger
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Authentidate Holding Corp. 2011 Omnibus Equity Incentive Plan.